Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-281148) and Form S-8 (333-166919; 333-181536; 333-212037; 333-231453; 333-231454; 333-257122; 333-265880 and 333-281131) of Invesco Ltd. of our report dated February 25, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Atlanta, GA
February 25, 2025